SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 1998

                           CULLEN/FROST BANKERS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                       0-7275                     74-1751768
    (State or other                (Commission                (IRS Employer
    jurisdiction of               File Number)                Identification
    incorporation)                                               Number)

100 WEST HOUSTON STREET, SAN ANTONIO, TEXAS                   78205
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (210) 220-4011


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      ITEM 5.  OTHER EVENTS

            On February 17, 1998, Cullen/Frost Bankers, Inc., a Texas corporation ("Cullen/Frost"), issued a press release announcing the signing of a definitive agreement providing for the merger of Overton Bancshares, Inc., a Texas corporation ("Overton"), with and into Cullen/Frost. A copy of the press release is attached as Exhibit 99.1.

            On February 15, 1998, Cullen/Frost entered into an Agreement and Plan of Merger (the "Merger Agreement") with Overton pursuant to which Overton will merge with and into Cullen/Frost (the "Merger"). In accordance with the terms of the Merger Agreement, each share of Overton common stock, par value $4.00 per share ("Overton Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 3.71 shares of Cullen/Frost common stock, par value $5.00 per share ("Cullen/Frost Common Stock"), and the associated preferred share purchase rights. Consummation of the Merger is subject to certain conditions.

            The Merger Agreement and the transactions contemplated thereby will be submitted for approval at a meeting of the shareholders of Overton. Prior to such meeting, Cullen/Frost will file a registration statement with the Securities and Exchange Commission registering under the 1933 Act the Cullen/Frost Common Stock to be issued in the Merger. Such shares of Cullen/Frost Common Stock will be offered to Overton shareholders pursuant to a prospectus that will also serve as a proxy statement for the shareholders' meeting.


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      ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

            (c)   Exhibits.

                  The following exhibit is filed with this report:

      Exhibit 99.1 Press Release dated February 17, 1998 announcing the signing of a definitive merger agreement with Overton Bancshares, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CULLEN/FROST BANKERS, INC.

      Date:  February 26, 1998               By:  /s/ Phillip D. Green
                                                  --------------------
                                             Name:  Phillip D. Green
                                             Title: Executive Vice President
                                                 & Chief Financial Officer


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                                  EXHIBIT INDEX

      Exhibit 99.1 Press Release dated February 17, 1998 announcing the signing of a definitive merger agreement with Overton Bancshares, Inc.